Certification of Chief Executive Officer of Consolidated Medical Management, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 1992 and Section 1350 of 18 U. S. C. 63.

I, Timothy G. Byrd, the Chief Executive Officer of Consolidated Medical Management, Inc. hereby certify that to my knowledge, Consolidated Medical Management, Inc. annual report on Form 10KSB for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report on Form 10 KSB and the financial statements contained therein fairly presents, in all material respects, the financial condition and results of the operations of Consolidate Medical Management, Inc.

Date:  March 31, 2005                                Timothy G. Byrd


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